Exhibit (e)(1)

DISTRIBUTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of April 16, 2018, between BBH Trust, a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), presently consisting of one or more portfolios (each a “Fund” and collectively the “Funds”);

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and a member of the Financial Industry Regulatory Authority, Inc.;

WHEREAS, the Trust and ALPS are parties to a distribution agreement, as amended, attached hereto as Exhibit 1 (“Prior Distribution Agreement”);

WHEREAS, on January 11, 2018, DST Systems, Inc. (“DST”), the ultimate parent company of ALPS (as of that date), announced that it had entered into a definitive agreement under which SS&C Technologies Holdings, Inc. (“SS&C”) will acquire all of the outstanding common stock of DST (the “Transaction”);

WHEREAS, upon completion of the Transaction, SS&C will have indirect controlling interest in ALPS and, as such, the Transaction may result in an “assignment” (as such term is defined under the 1940 Act) of the Prior Distribution Agreement;

WHEREAS, under the 1940 Act, an assignment includes any direct or indirect transfer of a controlling block of an entity’s voting securities and, as a result of an assignment, the Prior Distribution Agreement may be deemed terminated; and

WHEREAS, in light of the possible assignment and change in control of ALPS in connection with the Transaction, ALPS and the Trust wish to enter into this Agreement effective upon close of the Transaction.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows.

1.	Appointment. The Trust hereby appoints ALPS to provide the distribution services set forth in the Prior Distribution Agreement, attached hereto as Exhibit 1.

2.	Incorporation. Except as provided below in Section 3, all terms, conditions, representations, warranties and covenants contained in the Prior Distribution Agreement, attached hereto as Exhibit 1, are incorporated herein by reference.

3.	Conflicts.

(a)	To the extent any defined term within the main body of this Agreement (“Main Body”; for the avoidance of doubt, the term ’‘Main Body” excludes Exhibit 1 and any future exhibit to this Agreement (each, a “Future Exhibit’’)) conflicts with a defined term provided in Exhibit 1, the defined term included in the Main Body shall control and the conflicting defined term within Exhibit 1 is hereby replaced with the defined term contained within the Main Body.

(b)	To the extent there is any other conflict between the Main Body and Exhibit 1, the Main Body shall control.

(c)	To the extent there is a conflict between Exhibit 1 and a Future Exhibit, the Future Exhibit shall control.

4.	Duration and Termination of this Agreement.

(a)	Initial Term. This Agreement shall become effective as of the date first written above (the “Start Date”) and shall continue thereafter throughout the period that ends two (2) years after the Start Date (the ’‘Initial Term”).

(b)	Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Trust’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant Fund of the Trust, provided that in either event the continuance is also approved by the majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect (where applicable), continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)	This Agreement is terminable on sixty (60) days’ written notice by the Trust’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant Fund of the Trust, or by ALPS.

(d)	Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Trust or as otherwise directed by the Trust (at the expense of the Trust) all records and other documents made or accumulated in the performance of its duties for the Trust hereunder. In the event ALPS gives notice of termination under this Agreement, it will continue to provide the services contemplated hereunder after such termination at the contractual rate for up to 120 days, provided that the Trust uses all reasonable commercial efforts to appoint such replacement on a timely basis.

5.	Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Trust without the prior written consent of ALPS.

6.	Amendments. This Agreement may only be amended by the parties in writing.

7.	Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado and the 1940 Act and the rules thereunder. To the extent that the laws of the State of Colorado conflict with the 1940 Act or such rules, the latter shall control.

8.	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.	Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that ALPS may embody in one or more separate documents its agreement, if any, with respect to delegated duties and oral instruction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BBH TRUST

By:	/s/ Charles H. Schreiber
Name:	Charles H. Schreiber
Title:	Treasurer

ALPS DISTRIBUTORS, INC.

By:	/s/ Steven B. Price
Name:	Steven B. Price
Title:	Senior Vice President & Director of Distribution Services

EXHIBIT 1

[Prior Distribution Agreement)

DISTRIBUTION AGREEMENT

Distribution Agreement (the “Agreement”) made this 1st day of November, 2011, by and between BBH Trust, a Delaware statutory trust (the “Trust”) and ALPS Distributors, Inc., a Colorado corporation (the “Distributor”).

WHEREAS, the Trust is a registered open-end management investment company organized as a series trust offering a number of portfolios of securities (each a “Fund” and collectively, the “Funds”);

WHEREAS, the Trust and Distributor are party to a Distribution Agreement dated February 1, 2010, as amended October 1, 2010, attached hereto as Exhibit A and incorporated herein by reference (the “Distribution Agreement”) whereby the Trust retained the Distributor to promote and distribute the shares of the Funds.

WHEREAS, on July 19, 2011, ALPS Holdings, Inc., (“AHI”) the parent company of the Distributor, entered into a merger agreement pursuant to which AHI agreed to be acquired by DST Systems, Inc. (“DST”) (the “Transaction”); the acquisition also includes an indirect controlling interest in the Distributor;

WHEREAS, upon completion of the Transaction, the Transaction may result in an “assignment”, as such term is defined under the Investment Company Act of 1940, as amended, (the “1940 Act”) of the Distribution Agreement;

WHEREAS, under the 1940 Act, an assignment includes any direct or indirect transfer of a controlling block of an entity’s voting securities and a result of the assignment, henceforth the Distribution Agreement may be deemed terminated; and

WHEREAS, in light of the proposed assignment and change in control of the Distributor in connection with the Transaction, the Distributor and Trust wish to enter into this Agreement effective upon close of the Transaction.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the Trust and the Distributor agree as follows:

1.	Appointment. The Trust hereby appoints the Distributor to provide the distribution services set forth in the Distribution Agreement.

2.	All terms, conditions, representations and warranties contained in the Distribution Agreement are incorporated herein by reference and both the Trust and Distributor hereby agree that unless specified elsewhere in this Agreement, all terms, conditions, representations and warranties contained in the this Agreement, including the Distribution Agreement attached hereto as Exhibit A and incorporated herein by reference, constitutes the entire understanding between the parties hereto, and supersede any prior understanding or agreements between the parties related to the services contemplated herein, including the Distribution Agreement.

3.	Duration and Termination. This Agreement shall be effective on the date first set forth above, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the vote of a majority of the Board of Trustees, and by the vote of those Trustees who are not “interested persons” of the Trust (the “Independent Trustees”) and, if a plan under Rule 12b-1 under the 1940 Act is in effect, by the vote of those Trustees who are not “interested persons” of the Trust and who are not parties to such plan or this Agreement and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on the approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of majority of the Independent Trustees or (ii) by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, on at least sixty (60) days prior written notice to the Distributor. In addition, this Agreement may be terminated at any time by the Distributor upon at least sixty (60) days prior written notice to the Trust. This Agreement shall automatically terminate in the event of its assignment. As such in this paragraph, the terms “assignment” and “interested persons” shall have the respective meanings specified in the 1940 Act.

4.	Amendment. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

5.	Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Colorado, without giving effect to the choice of laws provisions thereof.

6.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.	All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Distribution Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

ALPS DISTRIBUTORS, INC.

By:	/s/ Thomas A. Carter
Name:	Thomas A. Carter
Title:	President

BBH TRUST

By:	/s/ John A. Gehret
Name:	John A. Gehret
Title:	President

Amendment No. 1 to Distribution Agreement

This Amendment No. 1, dated as of October 1, 2010, to the Distribution Agreement (this “Amendment’’), by and between BBH Trust, a Delaware statutory trust (the “Fund”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (“ALPS”).

WHEREAS, the Fund and ALPS entered into a Distribution Agreement (the “Agreement”) dated February 1, 2010, pursuant to which the Fund employed the services of ALPS in connection with the promotion and distribution of shares of the portfolios listed on Appendix A thereto; and

WHEREAS, the Fund and ALPS wish to amend the provisions of the Agreement to reflect the addition of a new share class for the BBH Core Select.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A, as attached hereto.
2.	The parties hereto agree to delete the current Appendix B to the Agreement in its entirety and replace it with a new Appendix B, as attached hereto.
3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

BBH TRUST		ALPS DISTRIBUTORS, INC.

By:	/s/ John A. Gehret	By:	/s/ Thomas A. Carter
Name:		Name:	Thomas A. Carter
Title:		Title:	President

APPENDIX A

LIST OF PORTFOLIOS

BBH Core Select	Class N Shares Retail Shares

BBH International Equity Fund	Class N Shares Class I Shares

BBH Money Market Fund	Regular Shares Institutional Shares

BBH Broad Market Fund	Class N Shares Class I Shares

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APPENDIX B

SERVICES

•	Act as legal underwriter/distributor

•	Prepare, update, execute and maintain broker/dealer selling agreements

•	Review/file all marketing materials (including Internet sites) with FINRA

•	NSCC fund sponsorship

•	Oversee and administer 12b-1 plans (or plans pursuant to any successor rule)

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DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of February 1, 2010, between BBH Trust, a Delaware statutory trust (the “Fund”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Fund is an open-end diversified investment company registered under the Investment Company Act of 1940, as amended, presently consisting of the portfolios listed in Appendix A;

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Fund wishes to employ the services of ALPS in connection with the promotion and distribution of the shares of the Fund (the “Shares”).

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows.

1.	ALPS Appointment and Duties.

(a)	The Fund hereby appoints ALPS to provide the distribution services set forth in this Agreement on Appendix B, as amended from time to time, upon the terms and conditions hereinafter set forth. ALPS hereby accepts such appointment and agrees to furnish such specified services. ALPS shall for all purposes be deemed to be an independent contractor and shall, except as otherwise expressly authorized in this Agreement, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(b)	ALPS may employ or associate itself with a person or persons or organizations as ALPS believes to be desirable in the performance of its duties hereunder; provided that, in such event, the compensation of such person or persons or organizations shall be paid by and be the sole responsibility of ALPS, and the Fund shall bear no cost or obligation with respect thereto; and provided further that ALPS shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such person or persons or organizations taken in furtherance of this Agreement to the same extent it would be for its own acts.

2.	ALPS Compensation; Expenses.

(a)	ALPS will bear all expenses in connection with the performance of its services under this Agreement, except as otherwise provided herein. ALPS will not bear any of the costs of Fund personnel. Other Fund expenses incurred shall be borne by the Fund or the Fund’s investment adviser, including, but not limited to, initial organization and offering expenses; the blue sky registration and qualification of Shares for sale in the various states in which the officers of the Fund shall determine it advisable to qualify such Shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state); litigation expenses; taxes; costs of preferred shares; expenses of conducting repurchase offers for the purpose of repurchasing Fund shares; administration, transfer agency, and custodial expenses; interest; Fund directors’ or trustees’ fees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Fund and investment advisory related legal expenses; costs of maintenance of Fund existence; printing and delivery of materials in connection with meetings of the Fund’s directors or trustees; printing and mailing of shareholder reports, prospectuses, statements of additional information, other offering documents and supplements, proxy materials, and other communications to shareholders; securities pricing data and expenses in connection with electronic filings with the U.S. Securities and Exchange Commission (the “SEC”).

3.	Documents. The Fund has furnished or will furnish, upon request, ALPS with copies of the Fund’s Declaration of Trust, advisory agreement, custodian agreement, transfer agency agreement, administration agreement, current prospectus, statement of additional information, periodic Fund reports, and all forms relating to any plan, program or service offered by the Fund. The Fund shall furnish, within a reasonable time period, to ALPS a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Fund shall furnish promptly to ALPS any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statement,” “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto that are filed with the SEC.

4.	Sales of Shares.

(a)	The Fund grants to ALPS the right to sell the Shares as agent on behalf of the Fund, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), the Investment Company Act of 1940, as amended (the “1940 Act”), and of the laws governing the sale of securities in the various states (“Blue Sky Laws”), under the terms and conditions set forth in this Agreement. ALPS shall have the right to sell, as agent on behalf of the Fund, the Shares covered by the registration statement, prospectus and statement of additional information for the Fund then in effect under the 1933 Act and 1940 Act.

(b)	The rights granted to ALPS shall be exclusive, except that the Fund reserves the right to sell Shares directly to investors on applications received and accepted by the Fund.

(c)	Except as otherwise noted in the Fund’s current prospectus and/or statement of additional information, all Shares sold to investors by ALPS or the Fund will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, as determined in the manner described in the Fund’s current prospectus and/or statement of additional information.

(d)	The Fund shall receive the net asset value per Share on all sales. If a fee in connection with shareholder redemptions is in effect, such fee will be paid to the Fund. The net asset value of the Shares will be calculated by the Fund or by another entity on behalf of the Fund. ALPS has no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

(e)	The Fund reserves the right to suspend sales and ALPS’ authority to process orders for Shares on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund.

(f)	In consideration of these rights granted to ALPS, ALPS agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. ALPS shall review and file such materials with the SEC and/or FINRA to the extent required by the 1934 Act and the 1940 Act and the rules and regulations thereunder, and by the rules of FINRA. This shall not prevent ALPS from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. ALPS will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

(g)	ALPS is not authorized by the Fund to give any information or to make any representations other than those contained in the registration statement or prospectus and statement of additional information, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for ALPS’ use. Consistent with the foregoing, ALPS may prepare and distribute sales literature or other material as it may deem appropriate in consultation with the Fund, provided such sales literature complies with applicable law and regulations.

(h)	The Fund agrees that it will take all action necessary to register the Shares under the 1933 Act and the 1940 Act (subject to the necessary approval of its shareholders). The Fund shall make available to ALPS, at ALPS’ expense, such number of copies of its prospectus, statement of additional information, and periodic reports as ALPS may reasonably request. The Fund shall furnish to ALPS copies of all information, financial statements and other papers, which ALPS may reasonably request for use in connection with the distribution of Shares of the Fund.

(i)	The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as ALPS may designate. The Fund must notify ALPS in writing of the states in which the Shares may be sold and must notify ALPS in writing of any changes to the information contained in the previous notification.

(j)	The Fund shall not use the name of ALPS, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Fund in any manner without the prior written consent of ALPS (which shall not be unreasonably withheld); provided, however, that ALPS hereby approves all lawful uses of the names of ALPS and its affiliates in the prospectus and statement of additional information of the Fund and in all other materials which merely refer in accurate terms to its appointment hereunder or which are required by the SEC, FINRA, OCC or any state securities authority.

(k)	Neither ALPS nor any of its affiliates shall use the name of the Fund in any publicly disseminated materials, including sales literature, in any manner without the prior written consent of the Fund (which shall not be unreasonably withheld); provided, however, that the Fund hereby approves all lawful uses of its name in any required regulatory filings of ALPS which merely refer in accurate terms to the appointment of ALPS hereunder, or which are required by the SEC, FINRA, OCC or any state securities authority.

(1)	ALPS will promptly transmit any orders received by it for purchase, redemption, or exchange of the Shares to the Fund’s transfer agent.

(m)	The Fund agrees to issue Shares of the Fund and to request [The Depository Trust Company] to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the prospectus in such amounts as ALPS has requested through the transfer agent in writing or other means of data transmission, as promptly as practicable after receipt by the Fund of the requisite deposit securities and cash component (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement.

(n)	The Fund agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Fund shall make available to ALPS, at ALPS” expense, such number of copies of its prospectus, statement of additional information, and periodic reports as ALPS may reasonably request. The Fund will furnish to ALPS copies of all information, financial statements and other papers, which ALPS may reasonably request.

(o)	The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as ALPS may designate. The Fund will keep ALPS informed of the jurisdictions in which Shares of the Fund are authorized for sale and shall promptly notify ALPS of any change in this information.

5.	Insurance. ALPS agrees to maintain fidelity bond and liability insurance coverages which are, in scope and amount, consistent with coverages customary for distribution activities relating to the Fund. ALPS shall notify the Fund upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefor. ALPS shall notify the Fund of any material claims against it, whether or not covered by insurance, and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by it under its insurance coverage.

6.	Right to Receive Advice.

(a)	Advice of the Fund and Service Providers. If ALPS is in doubt as to any action it should or should not take, ALPS may request directions, advice, or instructions from the Fund or, as applicable, the Fund’s investment adviser, custodian, or other service providers.

(b)	Advice of Counsel. If ALPS is in doubt as to any question of law pertaining to any action it should or should not take, ALPS may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund’s investment adviser, or ALPS, at the option of ALPS).

(c)	Conflicting Advice. In the event of a conflict between directions, advice or instructions ALPS receives from the Fund or any service provider and the advice ALPS receives from counsel, ALPS may in its sole discretion rely upon and follow the advice of counsel. ALPS will provide the Fund with prior written notice of its intent to follow advice of counsel that is materially inconsistent with directions, advice or instructions from the Fund. Upon request, ALPS will provide the Fund with a copy of such advice of counsel received pursuant to Section 6(b).

7.	Standard of Care; Limitation of Liability; Indemnification.

(a)	ALPS shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

(b)	In the absence of willful misfeasance, bad faith, negligence, or reckless disregard by ALPS in the performance of its duties, obligations, or responsibilities set forth in this Agreement, ALPS and its affiliates, including their respective officers, directors, agents, and employees, shall not be liable for, and the Fund agrees to indemnify, defend and hold harmless such persons from, all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) arising directly or indirectly from the following:

(i)	the inaccuracy of factual information furnished to ALPS by the Fund or the Fund’s investment adviser, custodians, or any authorized third party on behalf of the Fund;

(ii)	any untrue statement of a material fact or omission of a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, the 1940 Act, or any other statute or the common law, in any registration statement, prospectus, statement of additional information, shareholder report, or other information filed or made public by the Fund (as amended from time to time), except to the extent the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund or its counsel by or on behalf of ALPS;

(iii)	any reasonable error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates;

(iv)	losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation, acts of God, action or inaction of civil or military authority, war, terrorism, riot, fire, flood, sabotage, labor disputes, elements of nature, or non-performance by a third party;

(v)	ALPS’ reliance on any instruction, direction, notice, instrument or other information provided by the Fund, the Fund’s investment adviser or custodians or any authorized third party on behalf of the Fund that ALPS reasonably believes to be genuine;

(vi)	loss of data or service interruptions caused by equipment failure; or

(vii)	any other action or omission to act which ALPS takes in connection with the provision of services to the Fund.

(c)	ALPS shall indemnify and hold harmless the Fund, the Fund’s investment adviser and their respective officers, directors, agents, and employees from and against any and all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) arising directly or indirectly from ALPS’ willful misfeasance, bad faith, negligence, or reckless disregard in the performance of its duties, obligations, or responsibilities set forth in this Agreement.

(d)	Notwithstanding anything in this Agreement to the contrary, neither party shall be liable under this Agreement to the other party hereto for any punitive, consequential, special or indirect losses or damages. Any indemnification payable by a party to this Agreement shall be net of insurance maintained by the indemnified party as of the time the claim giving rise to indemnity hereunder is alleged to have arisen to the extent it covers such claim.

(e)	In any case in which either party (the “Indemnifying Party”) may be asked to indemnify or hold the other party (the “Indemnified Party”) harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such claim. The Indemnified Party will not confess any claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party’s prior written consent.

8.	Activities of ALPS. The services of ALPS under this Agreement are not to be deemed exclusive, and ALPS shall be free to render similar services to others. The Fund recognizes that from time to time directors, officers and employees of ALPS may serve as directors, officers and employees of other corporations or businesses (including other investment companies) and that such other corporations and businesses may include ALPS as part of their name and that ALPS or its affiliates may enter into distribution agreements or other agreements with such other corporations and businesses.

9.	Accounts and Records. The accounts and records maintained by ALPS shall be the property of the Fund. ALPS shall prepare, maintain and preserve such accounts and records as required by the 1940 Act and other applicable securities laws, rules and regulations. ALPS shall surrender such accounts and records to the Fund, in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from the Fund. The Fund shall have access to such accounts and records at all times during ALPS’ normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by ALPS to the Fund at the Fund’s expense. ALPS shall assist the Fund, the Fund’s independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund’s accounts and records, and reports by ALPS or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. In the event that ALPS receives a request or demand for the inspection of records relating specifically to the Fund, ALPS will promptly notify the Fund of such request in writing and obtain instructions from the Fund as to the handling of such request.

10.	Confidential and Proprietary Information. In accordance with Regulation S-P and other relevant rules and regulations, ALPS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all records and information relative to the Fund and its current and former shareholders and other information germane thereto, as confidential and as proprietary information of the Fund and not to use, sell, transfer, or divulge such information or records to any person for any purpose other than performance of its duties hereunder, except after prior notification to and approval in writing from the Fund, which approval shall not be unreasonably withheld. Approval may not be withheld where ALPS may be exposed to civil, regulatory, or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when requested by the Fund. When requested to divulge such information by duly constituted authorities, ALPS shall use reasonable commercial efforts to request confidential treatment of such information. ALPS shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of records and information relating to the Fund and its current and former shareholders.

11.	Compliance with Rules and Regulations. ALPS shall comply (and to the extent ALPS takes or is required to take action on behalf of the Fund hereunder shall cause the Fund to comply) with all applicable requirements of the 1940 Act and other applicable laws, rules, regulations, orders and code of ethics, as well as all investment restrictions, policies and procedures adopted by the Fund of which ALPS has knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out in the Fund’s public filings or otherwise provided to ALPS). Except as set out in this Agreement, ALPS assumes no responsibility for such compliance by the Fund. ALPS shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-l under the 1940 Act) with respect to the services provided, and shall provide to the Fund a certification to such effect no less than annually or as otherwise reasonably requested by the Fund. ALPS shall make available its compliance personnel and shall provide at its own expense summaries and other relevant materials relating to such program as reasonably requested by the Fund.

12.	Representations and Warranties of ALPS. ALPS represents and warrants to the Fund that:

(a)	It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

(b)	It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(e)	ALPS has conducted a review of its supervisory controls system and has made available to the Fund the most current report of such review and any updates thereto. Every time ALPS conducts a review of its supervisory control system it will make available to the Fund for inspection a report of such review and any updates thereto. ALPS shall immediately notify the Fund of any changes in how it conducts its business that would materially change the results of its most recent review of its supervisory controls system and any other changes to ALPS’ business that would affect the business of the Fund or the Fund’s investment adviser.

13.	Representations and Warranties of the Fund. The Fund represents and warrants to ALPS that:

(a)	It is a trust duly organized and existing and in good standing under the laws of the state of Delaware and is registered with the SEC as an open-end, registered investment company.

(b)	It is empowered under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement.

(c)	The Board of Trustees of the Fund has duly authorized it to enter into and perfonn this Agreement.

(d)	Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of ALPS hereunder without the prior written approval of ALPS, which approval shall not be unreasonably withheld or delayed.

14.	Consultation Between the Parties. ALPS and the Fund shall regularly consult with each other regarding ALPS’ performance of its obligations under this Agreement. In connection therewith, the Fund shall submit to ALPS at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

15.	Anti-Money Laundering. ALPS agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. ALPS confirms that, as soon as possible, following the request from the Fund, ALPS will supply the Fund with copies of ALPS’ anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Fund may reasonably request from time to time. ALPS will notify the Fund promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any material deficiency of with it learns.

16.	Business Interruption Plan. ALPS shall maintain in effect a business interruption plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, ALPS shall, at no additional expense to the Fund, take commercially reasonable steps to minimize service interruptions.

17.	Duration and Termination of this Agreement.

(a)	Initial Term. This Agreement shall become effective as of the date first written above (the “Start Date”) and shall continue thereafter throughout the period that ends two (2) years after the Start Date (the “Initial Term”).

(b)	Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Fund’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant portfolio of the Fund, provided that in either event the continuance is also approved by the majority of the [Trustees/Directors] of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-l of the 1940 Act is in effect, continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)	This Agreement is terminable without penalty on sixty (60) days’ written notice by the Fund’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant portfolio of the Fund, or by ALPS.

(d)	Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Fund or as otherwise directed by the Fund (at the expense of the Fund) all records and other documents made or accumulated in the performance of its duties for the Fund hereunder. In the event ALPS gives notice of termination under this Agreement, it will continue to provide the services contemplated hereunder after such termination at the contractual rate for up to 120 days, provided that the Fund uses all reasonable commercial efforts to appoint such replacement on a timely basis.

18.	Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act).

19.	Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado and the 1940 Act and the rules thereunder. To the extent that the laws of the State of Colorado conflict with the 1940 Act or such rules, the latter shall control.

20.	Names. The obligations of the Fund entered into in the name or on behalf thereof by any director, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the directors, shareholders, representatives or agents of the Fund personally, but bind only the property of the Fund, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund.

21.	Amendments to this Agreement. This Agreement may only be amended by the parties in writing.

22.	Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To ALPS:

ALPS Distributors, Inc.
1290 Broadway, Suite 1100
Denver, Colorado 80203
Attn: General Counsel
Fax: (303) 623-7850

To the Fund:

BBH Trust
c/o Brown Brothers Harriman & Co.
140 Broadway
New York, NY 10005
Attn: Charles H. Schreiber
Fax: (212) 493-8488

24.	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

25.	Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that ALPS may embody in one or more separate documents its agreement, if any, with respect to delegated duties and oral instructions.

26.	Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

27.	Non-Recourse. The parties hereby acknowledge that the Fund is a registered investment company with multiple portfolio series (each a “Portfolio”) and hereby agree that any obligation of a Portfolio under this Agreement is enforceable solely against that Portfolio and its properties and assets and that no other Portfolio shall have responsibility therefore and that, in no event, shall any officer, Trustee, or shareholder of the Fund or a Portfolio have any personal liability for any obligation of the Fund or a Portfolio under this Agreement an that ALPS shall have no claim against any officer, Trustee or shareholder of the Fund or a Portfolio arising out of any obligation of the Fund or a Portfolio under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BBH TRUST

By:	/s/ John A. Gehret
Name:	John A. Gehret
Title:	President

ALPS DISTRIBUTORS, INC.

By:	/s/ Thomas A. Carter
Name:	Thomas A. Carter
Title:	President

APPENDIX A

LIST OF PORTFOLIOS

BBH Core Select	Class N Shares

BBH International Equity Fund	Class N Shares
Class I Shares

BBH Money Market Shares	Regular Shares
Institutional Shares

BBH Broad Market Fund	Class N Shares
Class I Shares

APPENDIX B

SERVICES

•	Act as legal underwriter/distributor
•	Prepare, update, execute and maintain broker/dealer selling agreements
•	Review/file all marketing materials (including Internet sites) with FINRA
•	NSCC fund sponsorship

Amendment No. 2 to Distribution Agreement

This Amendment No. 2, dated as of March 1, 2013, to the Distribution Agreement (this “Amendment”), by and between BBH Trust, a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated as of February 1, 2010, and as amended October 1, 2010 (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the provisions of the Agreement to reflect the addition of two new Portfolios, the BBH Global Core Select and BBH Intermediate Municipal Bond Fund, and corresponding new share classes under Appendix A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.            The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2.             Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BBH TRUST		ALPS DISTRIBUTORS, INC.

By:	/s/ Radford W. Klotz	By:	/s/ Thomas A. Carter
Name:	Radford W. Klotz	Name:	Thomas A. Carter
Title:	President	Title:	President

APPENDIX A

LIST OF PORTFOLIOS

BBH Core Select	Class N Shares
Retail Class Shares

BBH International Equity Fund	Class N Shares
Class I Shares

BBH Money Market Shares	Regular Shares
Institutional Shares

BBH Limited Duration Fund	Class N Shares
Class I Shares

BBH Global Core Select	Class N Shares
Retail Class Shares

Amendment No. 4 to the Distribution Agreement

This Amendment No. 4, dated as of May 28, 2015, to the Distribution Agreement (this “Agreement”), by and between BBH Trust, a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Trust and Distributor entered into a Distribution Agreement dated as of February 1, 2010, as amended and restated on November 1, 2011, and as subsequently amended thereafter (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend Section 15 of the Agreement as set forth below.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	The parties hereto agree to delete the current Section 15 to the Agreement in its entirety and replace it with the following new Section 15:

15.	Anti-Money Laundering. ALPS agrees to maintain an anti-money laundering program (“AML Program”) in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), and all applicable laws and regulations promulgated thereunder, which includes an intermediary due diligence program, a component of which consists of a customer identification program with respect to intermediaries to the extent required by Section 326 of the USA Patriot Act. ALPS agrees to comply with all relevant rules and regulations administered by the Office of Foreign Assets Control (“OFAC”) and will not enter into an intermediary agreement, or will terminate an existing intermediary agreement, with respect to the Fund, with any intermediary listed on the OFAC list of prohibited persons, entities, and countries, and ALPS will not engage in any transaction with any intermediary prohibited under the economic sanctions laws and regulations administered by OFAC. Following a written request from the Fund, ALPS will promptly supply the Fund with copies of ALPS’ anti-money laundering policy and procedures, OFAC policy and procedures, documentation evidencing ALPS’ independent testing of its AML Program and such other relevant certifications and representations regarding such policies and procedures as the Fund may reasonably request from time to time. In the event ALPS becomes aware of any suspicious activity relating to the Fund Shares that may be required to be reported to a regulator or law enforcement pursuant to applicable AML laws, regulations or rules, ALPS will promptly report it to the Fund. ALPS will notify the Fund if an inspection by ALPS’ chief compliance officer, an independent anti-money laundering auditor, or applicable regulatory authorities of ALPS’ AML Program or OFAC policy and procedures identifies any material deficiency in ALPS’ AML Program or OFAC policy and procedures relating to the Fund, and ALPS will promptly remedy any such material deficiency.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BBH TRUST		ALPS DISTRIBUTORS, INC.

By:	/s/ Radford Klotz	By:	/s/ Steven B. Price
Name:	Radford Klotz	Name:	Steven B. Price
Title:	President & Principal Executive Officer	Title:	SVP and Director of Distribution Services

Amendment No. 5 to Distribution Agreement

This Amendment Number 5, dated as of April 1, 2016, to the Distribution Agreement (this “Amendment’’) by and between BBH Trust, a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the ’‘Distributor”).

WHEREAS, the Trust and Distributor entered into a Distribution Agreement dated as of February 1, 2010, and as amended on October l, 2010, as amended and restated on November 1, 2011, as amended on March 1, 2013, as amended on March 31, 2014 and as amended on May 28, 2015 (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the provisions of the Agreement lo reflect a name change of one Portfolio under Appendix A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BBH TRUST		ALPS DISTRIBUTORS, INC.

By:	/s/ Daniel Greifenkamp	By:	/s/ Steven B. Price
Name:	Daniel Greifenkamp	Name:	Steven B. Price
Title:	Vice President	Title:	SVP & Director of Distribution Services

APPENDIX A

TO THE DISTRIBUTION AGREEMENT

LIST OF PORTFOLIOS

Amended as of April 1, 2016

BBH Core Select
BBH International Equity Fund
BBH Limited Duration Fund
BBH U.S. Government Money Market Fund
BBH Intermediate Municipal Bond Fund
BBH Global Core Select

Amendment No. 6 to Distribution Agreement

This Amendment Number 6 to the Distribution Agreement (this “Amendment”) by and between BBH Trust, a Delaware statutory trust (the ’‘Trust”), and ALPS Distributors, Inc., a Colorado corporation, (the “Distributor”) is dated as of February 24, 2017 (the “Effective Date”).

WHEREAS, the Trust and Distributor entered into a Distribution Agreement dated as of November 1, 2011, as amended (the ’‘Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the Agreement to reflect one Portfolio name change under Appendix A (List of Portfolios) of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	Appendix A (List of Portfolios) to the Agreement is hereby deleted in its entirety and replaced with a new Appendix A (List of Portfolios) attached hereto.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BBH TRUST		ALPS DISTRIBUTORS, INC.

By:	/s/ Daniel J. Greifenkamp	By:	/s/ Steven B. Price
Name:	Daniel J. Greifenkamp	Name:	Steven B. Price
Title:	Vice President	Title:	SVP & Director of Distribution Services

APPENDIX A

TO THE DISTRIBUTION AGREEMENT

LIST OF PORTFOLIOS

Amended as of February 24, 2017

BBH Core Select
BBH Partner Fund – International Equity
BBH Limited Duration Fund
BBH U.S. Government Money Market Fund
BBH Intermediate Municipal Bond Fund
BBH Global Core Select